Exhibit 99.1
Emageon Reports Record Third Quarter Financial Results
Company Reports 90% Increase in Revenue and Net Income of $1.8 Million
BIRMINGHAM, AL — (October 27, 2005) - Emageon Inc. (NASDAQ:EMAG) today reported financial results for the quarter ended September 30, 2005.
Revenue for the third quarter ended September 30, 2005 was $19.6 million compared with $10.3 million in the third quarter of 2004, representing a 90% increase. Gross margin percentage in the quarter ended September 30, 2005 was 46%, compared to 18% in the quarter ended September 30, 2004. For the quarter ended September 30, 2005, net income was $1.8 million, or $0.09 per share, an improvement over the net loss of $4.5 million in the quarter ended September 30, 2004.
Revenue for the nine months ended September 30, 2005 was $49.5 million, an increase of 68% over revenue of $29.6 million for the nine months ended September 30, 2004. Gross margin percentage in the nine months ended September 30, 2005, was 44%, compared to 30% in the nine months ended September 30, 2004. For the nine months ended September 30, 2005, net loss was $1.1 million, or $(0.06) per share, an improvement over the net loss of $8.3 million in the nine months ended September 30, 2004.
Cash flow used in operations for the three months and nine months ended September 30, 2005 was $0.6 million and $3.8 million, respectively. At September 30, 2005, Emageon had $59.9 million in unrestricted cash, cash equivalents and marketable securities.
“We are pleased to once again report quarterly financial results that demonstrate our ability to execute on our strategic plan,” said Chuck Jett, Chairman and CEO of Emageon. “Our revenue in the third quarter was an all-time record for our company, and revenue for the first nine months of 2005 exceeded our revenue for the entire year of 2004. We reported another quarter of solid profitability while continuing to invest for future growth.”
Emageon will host a conference call for investors on October 27, 2005 at 5:00 p.m. EDT to discuss these financial results. This call is being webcast by Thomson/CCBN and can be accessed at Emageon’s Web site at http://investor.emageon.com. The dial-in number for the call is 866.800.8652 (international 617.614.2705) and the passcode is 18874815. Replay is available from 7:00 p.m. Central Time, 10/27/2005 until 11:59 p.m. Central Time, 11/07/2005 at 888-286-8010 (international 617-801-6888) and passcode 45806247.
This press release contains forward-looking statements about Emageon which represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, its customers’ reliance on third party reimbursements, and the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading

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“Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005. Emageon undertakes no obligation to update these forward-looking statements or any other information provided in this press release except as may be required by law.
About Emageon
Emageon provides an enterprise-level advanced visualization and infrastructure solution for the clinical analysis and management of digital medical images within multi-hospital networks, community hospitals and diagnostic imaging centers. Emageon’s web-enabled software provides physicians in multiple medical specialties with dynamic tools to manipulate and analyze images in two and three dimensions. With these tools physicians have the ability to better understand internal anatomic structure and pathology, which can improve clinical diagnoses, disease screening and therapy planning. Emageon’s open standards-based solution is designed to help customers improve staff productivity, automate complex medical imaging workflow, lower total cost of ownership and provide better service to physicians and patients.
Unaudited Statements of Operations
Dollars in Thousands Except Per Share Amounts

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	2005	2004	2005	2004
Revenue:
System sales	$13,490	$7,458	$34,611	$21,128
Support services	6,116	2,864	14,901	8,428

Total revenue	19,606	10,322	49,512	29,556
Cost of revenue:
System sales	7,206	5,554	17,782	13,160
Support services	3,389	2,949	9,794	7,642

Total cost of revenue	10,595	8,503	27,576	20,802

Gross profit	9,011	1,819	21,936	8,754
Operating expenses:
Research and development	2,364	1,581	7,282	4,154
Sales and marketing	2,344	2,359	7,554	6,504
General and administrative	2,838	2,079	8,269	5,652

Total operating expenses	7,546	6,019	23,105	16,310

Operating income (loss)	1,465	(4,200)	(1,169)	(7,556)
Other income (expense):
Interest income	497	14	1,207	17
Interest expense	(131)	(347)	(1,125)	(730)

Total other income (expense)	366	(333)	82	(713)

Net income (loss)	$1,831	$(4,533)	$(1,087)	$(8,269)

Net income (loss) per share-basic	$0.09	$(1.69)	$(0.06)	$(3.26)

Net income (loss) per share-diluted	$0.09	$(1.69)	$(0.06)	$(3.26)

Basic weighted average common stock outstanding	20,110,390	2,693,640	17,191,333	2,549,124

Diluted weighted average common stock outstanding	21,381,695	2,693,640	17,191,333	2,549,124

PRESS RELEASE

1200 Corporate Drive, Suite 200 • Birmingham, AL 35242 • 866.EMAGEON • www.emageon.com	page 2 of 4

Summary Balance Sheets
Dollars in Thousands

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,529	$5,994
Marketable securities	29,381	—
Trade accounts receivable, net	18,073	14,255
Prepaid expenses and other current assets	5,122	4,849

	83,105	25,098

Fixed assets	10,960	8,832
Restricted cash	534	903
Noncurrent deposits	116	62
Intangible assets	6,457	6,873

Total Assets	$101,172	$41,768

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued expenses	$9,512	$10,053
Deferred revenue	17,755	21,357
Current portion of long-term debt and capital lease obligations	2,637	3,092

	29,904	34,502

Long-term deferred revenue	3,389	2,796
Deferred tax liability	95	95
Long term debt and capital lease obligations less current portion	1,638	6,397

Total liabilities	35,026	43,790

Redeemable preferred stock	—	30,348
Stockholders’ equity (deficit)	66,146	(32,370)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$101,172	$41,768

The following table presents Emageon’s pro forma net loss per share, a non-GAAP financial measurement, calculated as if the initial public offering had been completed as of the beginning of each period presented. The table illustrates the adjustments made to the weighted average shares of common stock outstanding set forth above in order to determine the pro forma common shares outstanding for each period. The pro forma net loss per share presented for each period was calculated by dividing the net loss for such period set forth above by the pro forma common shares outstanding, determined as shown below.

	For the Nine Months Ending September 30
	2005	2004

Weighted average shares outstanding	17,191,333	2,549,124
Effect of conversion of preferred stock	1,787,375	10,827,403
Effect of required exercise of warrants	88,530	537,082
Effect of issuance of escrowed common stock released upon completion of IPO	28,195	382,557
Effect of issuance of common stock in IPO (including overallotment shares)	958,791	5,750,000

Total pro forma shares outstanding	20,054,224	20,046,166

Pro forma net loss per share	$(0.05)	$(0.41)

PRESS RELEASE

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Emageon believes that the pro forma net loss per share non-GAAP financial measure provides an additional meaningful measure of operating performance. By reflecting the Company’s current capital structure, Emageon believes the pro forma net loss per share calculation enhances an overall understanding of the Company’s current and historical financial performance, in light of its current capital structure. The Company also believes the inclusion of this non-GAAP financial measure enhances the consistency and comparability of reported financial results and will enable investors to more thoroughly evaluate current and future performance compared to past performance. However, this information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information as determined under U.S. generally accepted accounting principles.
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PRESS RELEASE

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